EXHIBIT 3.2

THE COMPANIES LAW (2009 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES

OF

ASSOCIATION

OF

TELEGENT SYSTEMS, INC.

THE COMPANIES LAW (2009 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

TELEGENT SYSTEMS, INC.

(adopted by special resolution dated [*] January, 2010)

1	The name of the Company is Telegent Systems, Inc.

2	The registered office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place as the Directors may from time to time decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2009 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

5	The share capital of the Company is US$20,500.00, divided into 400,000,000 Common Shares of a par value of US$0.00005 each and 10,000,000 Preference Shares of a par value of US$0.00005 each.

6	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Capitalized terms that are not defined in this Amended and Restated Memorandum of Association bear the same meaning as those given in the Amended and Restated Articles of Association of the Company.

2

THE COMPANIES LAW (2009 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

TELEGENT SYSTEMS, INC.

(adopted by special resolution dated [*])

INTERPRETATION

1	In these Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Articles”	means these amended and restated articles of association of the Company.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“Company”	means the above named company.

“Designated Stock Exchange”	means any securities exchange or other system on which the Shares of the Company may be listed or otherwise authorized for trading from time to time.

“Directors”	means the directors for the time being of the Company.

“Dividend”	includes an interim dividend.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law (2003 Revision).

“Market Price”	means, for any given day, the price quoted in respect of the Common Shares on the Designated Stock Exchange, as of the close of trading on the previous trading day.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the memorandum of association of the Company, as amended and restated from time to time.

“Ordinary Resolution”	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting. In computing the majority when a poll is demanded, regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Common Shares”	means a share in the capital of the Company of US$0.00005 nominal or par value designated as an Common Share by the Directors on allotment and issue and having the rights provided for under these Articles.

“Preference Shares”	means a share in the capital of the Company of US$0.00005 nominal or par value designated as a Preference Share by the Directors on allotment and issue and having the rights provided for under these Articles.

“Register of Members”	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“SEC”	means the United States Securities and Exchange Commission.

“Securities Act”	means the Securities Act of 1933, as amended, of the United States of America.

“Share” and “Shares”	means the Common Shares and the Preference Shares, and includes a fraction of a share.

“Special Resolution”	has the same meaning as in the Statute.

“Statute”	means the Companies Law (2009 Revision) of the Cayman Islands.

2	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number include the plural number and vice versa;

(b)	words importing the masculine gender include the feminine gender;

(c)	words importing persons shall include companies or associations or bodies of persons, whether corporate or not;

(d)	“may” shall be construed as permissive and “shall” shall be construed as imperative;

(e)	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(f)	a reference to a dollar or dollars (or $) is a reference to dollars of the United States;

(g)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

(h)	any phrase introduced by the terms “including,” “include,” “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(i)	headings are inserted for reference only and shall be ignored in construing these Articles; and

(j)	Section 8 of the Electronic Transactions Law shall not apply.

ISSUE OF SHARES

3	Subject to the provisions of these Articles and the Memorandum (and to any direction that may be given by the Company in a general meeting), and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper.

4	The Company shall not issue Shares to bearer.

PREFERENCE SHARES

5	Preference Shares may be issued from time to time in one or more series, each of such series to have such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed, or in any resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

6	The Directors may, subject to the provisions of the Memorandum, these Articles and applicable law, create one or more series of Preference Shares and, with respect to each such series, fix by resolution or resolutions, without any further vote or action by the Members providing for the issue of such series:

(a)	the number of shares to constitute such series and the distinctive designation thereof;

(b)	the dividend rate on the Shares of such series, the dividend payment dates, the periods in respect of which dividends are payable (“dividend periods”), whether such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

(c)	whether the Shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of Shares of the Company and the conversion price or prices or rate or rates, or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions;

(d)	the preferences, if any, and the amounts thereof, which the Shares of such series shall be entitled to receive upon the winding up of the Company;

(e)	the voting power, if any, of the Shares of such series;

(f)	transfer restrictions and rights of first refusal with respect to the Shares of such series; and

(g)	such other terms, conditions, special rights and provisions as may seem advisable to the Directors. Notwithstanding the fixing of the number of Shares constituting a particular series upon the issuance thereof, the Directors at any time thereafter may authorize the issuance of additional shares of the same series, subject always to the Statute and the Memorandum.

7	No dividend shall be declared and set apart for payment on any series of Preference Shares in respect of any dividend period unless there shall likewise be or have been paid, or declared and set apart for payment, on all Preference Shares of each other series entitled to cumulative dividends at the time outstanding which rank senior or equally as to dividends with the series in question, dividends ratably in accordance with the sums which would be payable on the said shares through the end of the last preceding dividend period if all dividends were declared and paid in full.

8	If, upon the winding up of the Company, the assets of the Company distributable among the holders of any one or more series of Preference Shares which (i) are entitled to a preference over the holders of the Common Shares upon such winding up, and (ii) rank equally in connection with any such distribution, shall be insufficient to pay in full the preferential amount to which the holders of such shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of the Preference Shares ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

REGISTER OF MEMBERS

9	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

10	For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend, or in order to make a determination of Members for any other proper purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days. If the Register of Members shall be closed for the purpose of determining Members entitled to notice of, or to vote at, a meeting of Members, the Register of Members shall be closed for at least ten days immediately preceding the meeting.

11	In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or in order to make a determination of Members for any other proper purpose.

12	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such Dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

CERTIFICATES FOR SHARES

13	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorized by the Directors. The Directors may authorize certificates to be issued with the authorized signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

14	The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

15	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

TRANSFER OF SHARES

16	Shares are transferable subject to the consent of the Directors who may, in their absolute discretion, decline to register any transfer of Shares without giving reason. If the Directors refuse to register a transfer they shall notify the transferee within two months of such refusal.

17	The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

REDEMPTION AND REPURCHASE OF SHARES

18	Subject to the provisions of the Statute and, where applicable, the rules of the SEC and the Designated Stock Exchange, the Company may issue Shares or other securities that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in such manner as the Company may, by Special Resolution, determine before the issue of the Shares.

19	Subject to the provision of the Statute, the Company may purchase its own shares (including any redeemable shares) provided that the manner of purchase is in accordance with the following provisions (this authorisation is in accordance with sections 37(2) and 37(3)(d) of the Statute or any modification or re-enactment thereof for the time being in force):

(a)	the Company is authorised to purchase any share listed on a Designated Stock Exchange in accordance with the following manner of purchase: (i) the maximum number of shares that may be repurchased shall be equal to the number of issued and outstanding shares less one share, and (ii) at such time, at not less than the Market Price and on such other terms as determined and agreed by the Directors in their sole discretion; provided, however, that (x) such repurchase transaction shall be in accordance with the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange; and (y) that the Company be able to pay its debts as they fall due in the ordinary course of business and be solvent immediately before and after the date on which the payment in respect of the repurchased transaction is proposed to be made.

(b)	the Company is authorised to purchase any Share not listed in an Exchange in accordance with the following manner of purchase: (i) the Company shall serve a repurchase notice in a form approved by the Directors on the Member from whom the Shares are to be repurchased at least two (2) days prior to the date specified in the notice as being the repurchase date, (ii) the price for the Shares being repurchased shall be such price agreed between the Directors and the applicable Member, (iii) the date of repurchase shall be the date specified in the repurchase notice, (iv) the repurchase shall be on such other terms as specified in the repurchase notice as determined and agreed by the Directors and the applicable Member in their sole discretion, and (v) that the Company be able to pay its debts as they fall due in the ordinary course of business and be solvent immediately before and after the date on which the payment in respect of the repurchased transaction is proposed to be made.

20	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

VARIATION OF RIGHTS OF SHARES

21	If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to these Articles, be varied or abrogated with the consent in writing of the holders of a majority of the issued shares of that class, or with the sanction of a resolution passed by at least a majority of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of the class.

22	The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be one person holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

23	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking in priority to or pari passu therewith.

COMMISSION ON SALE OF SHARES

24	The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage fees as may be lawful.

NON-RECOGNITION OF TRUSTS

25	The Company shall not be bound by or compelled to recognize in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

26	The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

27	The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been given to the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

28	To give effect to any such sale the Directors may authorize any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

29	The net proceeds of such sale after payment of costs shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any residue shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

CALL ON SHARES

30	Subject to the terms of the allotment the Directors may from time to time make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed as the Directors may determine. A call may be required to be paid by installments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

31	A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

32	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

33	If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest wholly or in part.

34	An amount payable in respect of a Share on allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

35	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

36	The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

37	No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

FORFEITURE OF SHARES

38	If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days notice requiring payment of the amount unpaid together with any interest, which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

39	If the notice is not complied with any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends or other monies declared payable in respect of the forfeited Share and not paid before the forfeiture.

40	A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorize some person to execute an instrument of transfer of the Share in favour of that person.

41	A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

42	A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the fact as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

43	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

TRANSMISSION OF SHARES

44	If a Member dies the survivor or survivors where he was a joint holder, and his legal personal representatives where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest. The estate of a deceased Member is not thereby released from any liability in respect of any Share, which had been jointly held by him.

45	Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect either to become the holder of the Share or to have some person nominated by him as the transferee. If he elects to become the holder he shall give notice to the Company to that effect, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by that Member before his death or bankruptcy, as the case may be.

46	If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

47

A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same Dividends and other advantages to which he would be entitled if he were the registered holder of the Share. However, he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the Share. If the notice is not complied with within ninety days the Directors may thereafter withhold payment of all Dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

AMENDMENTS OF MEMORANDUM AND ARTICLES OF ASSOCIATION

AND ALTERATION OF CAPITAL

48	The Company may by Ordinary Resolution:

(a)	increase the share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	by subdivision of its existing Shares or any of them divide the whole or any part of its Share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(d)	cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

49	All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

50	Subject to the provisions of the Statute and the provisions of these Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)	change its name;

(b)	alter or add to these Articles;

(c)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)	reduce its share capital and any capital redemption reserve fund.

REGISTERED OFFICE

51	Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may in addition establish and maintain such other officers and places of business and agencies in such places as the Directors may from time to time determine.

GENERAL MEETINGS

52	All general meetings other than annual general meetings shall be called extraordinary general meetings.

53	The Company shall, if required by the Statute, the SEC or the listing rules of the Designated Stock Exchange where the Company’s securities are traded, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint. At these meetings the report of the Directors (if any) shall be presented.

54	The majority of the Directors then in office, the Company’s Chief Executive Officer, or the executive chairman may call extraordinary general meetings, which extraordinary general meeting shall be held at such times and locations (as permitted hereby) as such person or persons shall determine.

NOTICE OF GENERAL MEETINGS

55	At least five days’ notice shall be given of any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed (either before or after such general meeting):

(a)	in the case of an annual general meeting, by all the Members (or their proxies) entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by a majority in number of the Members (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than ninety-five per cent of the voting power of the Shares giving that right.

56	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

57	No business shall be transacted at any general meeting unless a quorum is present, the quorum being Members, if individuals present in person or by proxy, or if a corporation or other non-natural person, by its duly authorized representative, holding shares carrying not less than a majority of the aggregate votes carried by all issued Shares of the Company.

58	A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

59	If a quorum is not present within half an hour from the time appointed for the meeting or if during such a meeting a quorum ceases to be present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day, time or such other place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Members present shall be a quorum.

60	In order for business to be properly brought before a general meeting by a Member, the business must be legally proper and written notice thereof must have been filed with the Secretary not less than 90 days prior the date of the meeting (or not later than the 10th day following the date of the first public announcement of the date of such meeting, whichever is later) nor more than 120 days prior to the meeting. Each such notice shall set forth: (i) the name and address of the Member who intends to make the proposal as the same appear in the Register of Members, (ii) the class and number of Shares that are owned by such Member, and (iii) a clear and concise statement of the proposal and the Member’s reasons for supporting it. The filing of a Member notice as required above shall not, in and of itself, constitute the making of the proposal described therein. If the chairman of the meeting determines that any proposed business has not been properly brought before the meeting, he shall declare such business out of order, and such business shall not be conducted at the meeting.

61	The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number or an officer of the Company to be chairman of the meeting.

62	If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be chairman of the meeting.

63	The chairman may, with the consent of a meeting at which a quorum is present, (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.

64	A vote of the meeting by a show of hands in lieu of a poll shall not be permitted.

65	A poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

66	A poll shall be taken on any other question at such time as the chairman of the general meeting directs.

67	In the case of an equality of votes, the chairman shall be entitled to a second or casting vote.

VOTES OF MEMBERS

68	Subject to any rights or restrictions attached to any Shares, on a poll every Member who (being an individual) is present in person or by proxy, or if a corporation or other non-natural person is present by its duly authorized representative or proxy, shall have one vote for each Share registered in his name in the Register of Members.

69	In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

70	A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

71	No person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class of Shares unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

72	No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

73	On a poll votes may be cast either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting.

74	A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting.

PROXIES

75	The instrument appointing a proxy shall be in writing, be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorized for that purpose. A proxy need not be a Member of the Company.

76	The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company:

(a)	not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(b)	in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(c)	where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director;

provided, that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

77	The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

78	Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

79	Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

80	If a clearing house (or its nominee(s)), being a corporation, is a Member, it may authorize such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorization shall specify the number and class of Shares in respect of which each such representative is so authorized. Each person so authorized under the provisions of this Article shall be deemed to have been duly authorized without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house (or its nominee(s)) as if such person was the registered holder of such Shares held by the clearing house (or its nominee(s)).

NO ACTION BY WRITTEN RESOLUTIONS OF MEMBERS

81	Any action required or permitted to be taken at any annual or extraordinary general meetings of the Company may be taken only upon the vote of the Members at an annual or extraordinary general meeting duly noticed and convened in accordance with these Articles and the Statute and may not be taken by written resolution of Members without a meeting.

SHARES THAT MAY NOT BE VOTED

82	Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

DIRECTORS

83	There shall be a Board of Directors consisting of not less than one or more than fifteen persons, the actual number of directors to be determined from time to time by resolution of the Board of Directors; provided, however, that the Company may from time to time by Ordinary Resolution increase or reduce the upper and lower limits on the number of Directors.

84

The Directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the annual general meeting taking place in 2010, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three (3) years. At the annual general meeting taking place in 2011, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three (3) years. At the annual general meeting taking place in 2012, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of three (3) years. At each succeeding annual general meeting, Directors shall be elected for a full term of three (3) years to succeed the Directors of the class whose terms expire at such annual general meeting.

Notwithstanding the foregoing provisions of this Article 84, each Director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his death, resignation or removal. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

85	Subject to these Articles, applicable law and the listing rules of the Designated Stock Exchange where the Company’s securities are traded, the Company may by Ordinary Resolution elect any person to be a Director either to fill a casual vacancy on the Board of Directors (other than a vacancy caused by the death, resignation or removal of a Director appointed by the holders of any series of Preference Shares, if any) or as an addition to the existing Board of Directors. Any Director so appointed shall hold office until the next succeeding annual general meeting or until his death, resignation or removal.

86	The Directors by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board of Directors meeting shall have the power from time to time and at any time to appoint any person as a Director to fill a casual vacancy on the Board of Directors or as an addition to the existing Board of Directors, subject to these Articles, applicable law and the listing rules of the Designated Stock Exchange where the Company’s securities are traded. Any Director so appointed shall hold office until the next succeeding annual general meeting or until his death, resignation or removal.

POWERS OF DIRECTORS

87	Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

88	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

89	The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

90	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

VACATION OF OFFICE OF A DIRECTOR

91	Notwithstanding anything to the contrary in these Articles, the office of a Director shall be vacated if:

(a)	he gives notice in writing to the Company that he resigns the office of Director; or

(b)	if he absents himself (without being represented by proxy) from three consecutive meetings of the Board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office; or

(c)	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)	if he is found to be or becomes of unsound mind.

PROCEEDINGS OF DIRECTORS

92	The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be a majority of the then elected or appointed Directors, and shall be one if there is only one Director.

93	Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote.

94	A person may participate in a meeting of the Directors or committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the chairman is at the start of the meeting.

95	A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

96	A Director may, or other officer of the Company on the requisition of a Director shall, call a meeting of the Directors by at least two days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held.

97	The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

98	The Directors may elect a chairman of their Board of Directors and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

99	All acts done by any meeting of the Directors or of a committee of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director.

100	A Director may be represented at any meetings of the Board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

DIRECTORS’ INTERESTS

101	A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

102	A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

103	A Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

104	No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

105	A general notice that a Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction; however, any additional prerequisites to voting for such a transaction under these Articles will still apply in order to determine whether such interested Director may vote on such transaction.

106	Following a declaration being made pursuant to Article 105, subject to any separate requirement for Audit Committee approval under applicable law or the listing rules of the Designated Stock Exchange where the Company’s securities are traded, as applicable, and unless disqualified by the chairman of the relevant meeting of the Directors, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

MINUTES

107	The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of Directors including the names of the Directors present at each meeting.

DELEGATION OF DIRECTORS’ POWERS

108	The Directors may delegate any of their powers to any committee consisting of one or more Directors. They may also delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him, provided that the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

109	The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards. Any such appointment may be made subject to any conditions the Directors may impose, and may be revoked or altered. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

110	The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

111	The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorized signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorized signatories as the Directors may think fit and may also authorize any such attorney or authorized signatory to delegate all or any of the powers, authorities and discretions vested in him.

112	The Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors or Members.

NO MINIMUM SHAREHOLDING

113	The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

REMUNERATION OF DIRECTORS

114	The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all traveling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

115	The Directors may by resolution approve additional remuneration to any Director for any services other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

SEAL

116	The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer or other person appointed by the Directors for the purpose.

117	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

118	A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

119	Subject to the Statute and these Articles, the Directors may declare Dividends and distributions on Shares in issue and authorize payment of the Dividends or distributions out of the funds of the Company lawfully available therefor. No Dividend or distribution shall be paid except out of the realized or unrealized profits of the Company, or out of the share premium account or as otherwise permitted by the Statute.

120	Except as otherwise provided by the rights attached to Shares, all Dividends shall be declared and paid according to the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividends as from a particular date, that Share shall rank for that Dividend accordingly.

121	The Directors may deduct from any Dividend or distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

122	The Directors may declare that any Dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

123	Any Dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

124	No Dividend or distribution shall bear interest against the Company.

125	Any Dividend which cannot be paid to a Member and/or which remains unclaimed after six months from the date of declaration of such Dividend may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend shall remain as a debt due to the Member. Any Dividend which remains unclaimed after a period of six years from the date of declaration of such Dividend shall be forfeited and shall revert to the Company.

CAPITALIZATION

126	The Directors may capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of Dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorize any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

127	The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

128	The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorized by the Directors or by the Company by Ordinary Resolution.

129	The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

130	The Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors, and may fix his or their remuneration. The appointment of and provisions relating to Auditors shall be in accordance with applicable law and the listing rules of the Designated Stock Exchange where the Company’s securities are traded.

131	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

132	Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

NOTICES

133	Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, is to be sent airmail. To the extent permitted by all applicable laws and regulations, notice may also be served by advertisement in appropriate newspapers or by electronic means by transmitting it to any electronic number or address or website supplied by the Member to the Company or by placing it on the Company’s website, provided that the Company has obtained the Member’s prior express positive confirmation in writing to receive or otherwise have made available to him such notices.

134	Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

135	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

136	Notice of every general meeting shall be given in any manner hereinbefore authorized to every person shown as a Member in the Register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

WINDING UP

137	If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

138	Subject to these Articles, if the Company shall be wound up the liquidator may, with the sanction of an Ordinary Resolution of the Company, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY

139	The Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors,

administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own actual fraud or wilful default respectively. No such Director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt of any monies for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the actual fraud or wilful default of such Director, officer or trustee. No such Director, officer or trustee shall be liable to the Company for any loss or damage unless such liability arises through the actual fraud or wilful default of such Director, officer or trustee. Each Member agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any Director, officer or trustee on account of any action taken by such Director, officer or trustee or the failure of such Director, officer or trustee to take any action in the performance of his duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director, officer or trustee.

FINANCIAL YEAR

140	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st March in each year and, following the year of incorporation, shall begin on 1st April in each year.

TRANSFER BY WAY OF CONTINUATION

141	If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.